UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2020

TONGJI HEALTHCARE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-140645	99-0364697
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3651 Lindell Road, D517 Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 479-3016

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On August 11, 2020, Tongji Healthcare Group, Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with (i) West Of Hudson Group, Inc., a Delaware corporation (“WOHG”), (ii) each of the shareholders of WOHG, consisting of Amir Ben-Yohanan, Chris Young and Simon Yu, each of whom are directors and officers of the Company (the “WOHG Shareholders”) and (iii) Mr. Ben-Yohanan as the representative of the WOHG Shareholders (the “Shareholders’ Representative”) pursuant to which (1) the Company will acquire WOHG, with WOHG to become a wholly owned subsidiary of the Company and (2) the Company shall sell a share of to-be-designated preferred stock to Mr. Ben-Yohana.

Pursuant to the terms of the Share Exchange Agreement, on the closing date (the “Closing Date”), the Company agreed to acquire from the WOHG Shareholders an aggregate of 200 shares of WOHG’s common stock, par value $0.0001 per share, (the “WOHG Stock”) representing 100% of WOHG’s issued and outstanding capital stock, in exchange for the issuance to the WOHG Shareholders of a number of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), equal to $50,181,600, divided by the “Average Final Price” of the Company Common Stock, to be calculated by the first of the following which applies:

(i)	if the Company Common Stock is listed for trading on the OTC Markets or a United States or Canadian national securities exchange (as applicable, a “Trading Market”), then 80% of the volume weighted average (rounded to the nearest $0.0001) of the closing price of Company Common Stock on such Trading Market during the 20 trading day period immediately prior to the Closing Date; or

(ii)	if the Company Common Stock is not then listed or quoted for trading on a Trading Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), 80% of the most recent bid price per share of the Company Common Stock so reported, or (3) in all other cases, 80% of the fair market value of a share of Company Common Stock as is determined and approved by the Board of Directors of the Company who are not shareholders of WOHG.

Notwithstanding the above, in the event that the calculations as set forth above would result in a total number of shares of Company Common Stock being issued to the WOHG Shareholders which would result in the WOHG Shareholders holding in excess of 84% of the issued and outstanding shares of Company Common Stock following the completion of the transactions, then the number of shares of Company Common Stock constituting the Exchange Shares to be issued to the WOHG Shareholders (as a whole) in the transactions shall be a number of shares of Company Common Stock which, when added to shares of Company Common Stock held by the WOHG Shareholders as of the Closing Date, totals 84% of the issued and outstanding shares of Company Common Stock as of the completion of the transactions.

The number of shares of Company Common Stock to be issued to the WOHG Shareholders based on the calculation set out above will be apportioned to the WOHG Shareholders pro rata based on the number of shares of WOHG Stock held by each WOHG Shareholder, as follows:

(i)	Amir Ben-Yohanan: 75%
(ii)	Chris Young: 20%
(iii)	Simon Yu: 5%

Any resulting fractional shares of Company Common Stock resulting from this apportionment will be rounded down to the nearest whole share.

Among other customary conditions to the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”) the Share Exchange Agreement requires the following to be completed prior to the Closing:

(i)	The Company shall designate one share of the preferred stock of the Company, par value $0.001 per share as Series X Preferred Stock of the Company (the “Series X Stock”), which Series X Stock will have a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but shall have no economic interest in the Company.

(ii)	WOHG shall provide to the Company audited financial statements for WOHG and, as required, for its subsidiaries for each of the two most recently ended fiscal years and any other periods required to be included in the Company’s SEC reports following the Closing (which may be audited or unaudited, as applicable).

(iii)	At least one director on the Company’s Board of Directors who is not “interested” in the transactions contemplated in the Share Exchange Agreement (for purposes of the Nevada Revised Statutes) shall have approved the Share Exchange Agreement, and not withdrawn such approval as of the Closing Date.

Gary Marenzi, an independent Director of the Company, has already approved of the Share Exchange Agreement and the transactions set forth therein.

In addition, the Share Agreement provides that, on the Closing Date and immediately following the Closing, the Company will issue and sell to Mr. Ben-Yohanan the one share of Series X stock, at a purchase price of $1.00.

The Share Exchange Agreement includes customary representations, warranties and covenants by the respective parties. The Share Exchange Agreement may be terminated:

●	By mutual written consent of the parties,

●	By the Company (i) if the conditions to the Closing as set forth in the Share Exchange Agreement have not been satisfied or waived by the Company by September 30, 2020 (the “Termination Date”) unless the failure of any such condition to occur was the breach of the terms of the Share Exchange Agreement by the Company; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of WOHG or any of the WOHG Shareholders (the “WOHG Parties”) contained in the Share Exchange Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in the Share Exchange Agreement not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the WOHG Parties, applicable, within 5 business days after receipt by WOHG of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date.

●	By WOHG and the Shareholders’ Representative acting together (i) if the conditions to Closing as set forth in in the Share Exchange Agreement have not been satisfied or waived by WOHG and the Shareholders’ Representative by the Termination Date, unless the reason for the failure of any such condition to occur was the breach of the terms of the Share Exchange Agreement by any of the WOHG Parties; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in the Share Exchange Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in the Share Exchange Agreement not to be satisfied, and such violation, breach or inaccuracy has not been waived by WOHG and the Shareholders’ Representative or cured by the Company, applicable, within 5 business days after receipt by the Company of written notice thereof from WOHG or is not reasonably capable of being cured prior to the Termination Date.

●	By any of the parties if there is in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting consummation of the transactions pursuant to the Share Exchange Agreement.

Consummation of the transactions contemplated under the Share Exchange Agreement is not subject to a financing condition. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement dated August 11, 2020 by and between Tongji Healthcare Group, Inc., West Of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young, Simon Yu and Mr. Ben-Yohanan as the representative of the WOHG Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tongji Healthcare Group, Inc.

Date: August 11, 2020	By:	/s/ Amir Ben-Yohanan
	Name:	Amir Ben-Yohanan
	Title:	Chief Executive Officer